SUBSCRIPTION FOR UNITS

TO:	Edge Resources Inc. (the "Corporation")

The undersigned (hereinafter referred to as the "Subscriber") hereby irrevocably subscribes for and agrees to purchase the number of units ("Units") of the Corporation set forth below for the aggregate subscription price set forth below, representing a subscription price of Cdn. $0.38 per Unit, upon and subject to the terms and conditions set forth in "Terms and Conditions of Subscription for Units of Edge Resources Inc." attached hereto (the "Subscription Agreement"). Each Unit consists of one common share of the Corporation (each a "Common Share") and one-half of one nontransferable common share purchase warrant. Each whole warrant (a "Warrant") entitles the holder thereof to acquire, subject to adjustment, one common share of the Corporation (each a "Warrant Share") at a price of $0.50 per Warrant Share on or before 4:30 p.m. (Calgary time) on the day that is 18 months from the date of issuance. The Corporation will allocate $0.38 to each Common Share and nil to each Warrant comprising a Unit. In addition to this face page, the Subscriber must also complete all applicable schedules attached hereto.

Aggregate Subscription Amount: $

Number of Units:
Full Legal Name of Subscriber (please print)
Disclosed Beneficial Purchaser Information:
By:	If the Subscriber is signing as agent for a principal and is not deemed to be purchasing as principal pursuant to NI 45-106 (as defined herein) by virtue of being either (i) a trust company or trust corporation acting on behalf of a fully managed account managed by the trust company or trust corporation or, (ii) a person acting on behalf of a fully managed account managed by it, and in each case satisfying the criteria set forth in NI 45- 106, complete the following and ensure that, if applicable, Schedule A, Schedule B and/or Schedule C and in any event, Schedule D, is completed in respect of such principal:
Signature of Subscriber or its Authorized Representative

Official Title or Capacity (please print)

Name of Signatory (please print name of individual whose
signature appears above if different than name of Subscriber)

Subscriber's Address (including postal code)	(Name of Principal)

(Principal's address)

Telephone Number (including area code)

e-mail Address	(Telephone Number)	(E-mail Address)

Deliver the Common Shares and Warrants (if different
from address above) as follows:

Register the Common Shares and Warrants (if different from
address above) as follows:	Name

Name	Account reference, if applicable

Account reference, if applicable	Contact Name

Address (including postal code)	Address (including postal code)

Telephone Number (including area code)

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

EDGE RESOURCES INC.	_____________, 2011

Per:	No.:

This is the first page of an agreement comprised of 11 pages (excluding the Schedules hereto).

Edge Resources Inc.	Page 2 of 11
Subscription Agreement for Units

PLEASE MAKE SURE THAT YOUR SUBSCRIPTION INCLUDES:

1.	a signed copy of this Subscription Agreement;

2.	a certified cheque or bank draft in an amount equal to the Aggregate Subscription Amount, payable to "TingleMerrett LLP, in trust" or a wire transfer to:

Intermediary Bank:	National Bank of Canada
301 – 6th Avenue S.W. Calgary, Alberta T2P 4M9

Swift Code:	BNDCCAMMINT
Transit No.:	14051
Institution No.:	006
Account No.:	1295727
BNF field or SWIFT field:	TingleMerrett LLP in Trust
Suite 1250, 639 – 5th Avenue S.W. Calgary, Alberta T2P 0M9

3.	if purchasing Units as an "accredited investor", one (1) properly completed and duly executed copy of a Representation Letter in the form attached as Schedule "A" to this Subscription Agreement;

4.
except for Subscribers resident in Ontario, if purchasing Units as a "family, friend or business associate", one (1) properly completed and duly executed copy of a Representation Letter in the form attached as Schedule "B" to this Subscription Agreement;

5.
if purchasing Units as a "family, friend or business associate" and resident in the Province of Saskatchewan, two (2) properly completed and duly executed copies of the Representation Letter in the form attached as Schedule "C" to this Subscription Agreement (one copy for each of the Corporation and the Subscriber);

6.	one (1) properly completed and duly executed copy of the Private Placement Questionnaire in the form attached as Schedule "D" to this Subscription Agreement; and

7.
if the Subscriber is not an individual, one manually signed and duly completed Corporate Placee Registration Form in the form required by the TSX Venture Exchange and as attached as Schedule "C" to this Subscription Agreement, provided that such form is not required if the Subscriber has previously filed a Corporate Placee Registration Form with the TSX Venture Exchange and the information contained in such form has not changed since the last filing.

PLEASE DELIVER YOUR SUBSCRIPTION TO:

TingleMerrett LLP
1250, 639 - 5th Avenue SW
Calgary, Alberta T2P 0M9

Fax: (403) 571-8008

Attention: Scott Reeves

Edge Resources Inc.	Page 3 of 11
Subscription Agreement for Units

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
UNITS OF EDGE RESOURCES INC.

1.	Definitions. In this Subscription Agreement:

(a)	"Aggregate Subscription Amount" means the aggregate dollar amount of the subscription under this Subscription Agreement;

(b)	"Closing Date" means the date of closing being such date(s) as the Corporation may determine;

(c)	"Common Shares" means common shares in the capital of the Corporation;

(d)	"Corporation" means Edge Resources Inc., a corporation continued under the Business Corporations Act (Alberta);

(e)
"Finder’s Warrant" means a non-transferable common share purchase warrant of the Corporation issued to eligible finders as described in subparagraph 2(c) below, each whole Warrant being exercisable into one Warrant Share at a price of $0.40 at any time prior to 4:30 p.m. (Calgary time) on the date that is 12 months from the date of issuance;

(f)	"Flow-Through Shares" means common shares in the capital of the Corporation to be issued on a "flow-through" basis;

(g)	"Offering" shall have the meaning ascribed thereto in paragraph 2(b) hereof;

(h)	"Underlying Securities" means the Common Shares and Warrants comprising the Units and the Warrant Shares issuable upon exercise of the Warrants;

(i)	"Units" means units of the Corporation, each Unit being comprised of one Common Share and one-half of one Warrant;

(j)
"Warrant" means a non-transferable common share purchase warrant of the Corporation, each whole Warrant being exercisable into one Warrant Share at a price of $0.50 at any time prior to 4:30 p.m. (Calgary time) on the date that is 18 months from the date of issuance; and

(k)	"Warrant Share" means a Common Share issued upon exercise of a Warrant.

2.	Acknowledgements of the Subscriber. The Subscriber acknowledges (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that:

(a)	this subscription is subject to rejection or acceptance by the Corporation in whole or in part, and is effective only upon acceptance by the Corporation;

(b)
the Units subscribed for by the Subscriber hereunder form part of a larger issue and sale by the Corporation of Flow-Through Shares at a subscription price of $0.45 per Flow-Through Share and Units at a subscription price of $0.38 per Unit (the "Offering");

(c)
the Corporation reserves the right to pay a commission to eligible persons in the amount of up to 7% of the gross proceeds of the Offering in cash and 7% of the aggregate number of Units and Flow-Through Shares sold under the Offering in Finder’s Warrants;

(d)	the Subscriber is responsible for obtaining such legal advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement; and

(e)	the investment in the Units is a risky investment and, as a result, the Subscriber may lose its entire investment.

3.
Representations, Warranties and Covenants of the Subscriber. By executing this Subscription Agreement, the Subscriber (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) represents, warrants and covenants to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that:

(a)
if the Subscriber is an individual, the Subscriber is of the full age of majority in the jurisdiction in which this Subscription Agreement is executed and is legally competent to execute and deliver this Subscription Agreement, to perform all of its obligations hereunder, and to undertake all actions required of the Subscriber hereunder;

Edge Resources Inc.	Page 4 of 11
Subscription Agreement for Units

(b)
if the Subscriber is not an individual, the Subscriber has the requisite power, authority, legal capacity and competence to execute and deliver this Subscription Agreement, to perform all of its obligations hereunder, and to undertake all actions required of the Subscriber hereunder, and all necessary approvals of its directors, partners, shareholders, trustees or otherwise with respect to such matters have been given or obtained;

(c)
if the Subscriber is a body corporate, partnership, unincorporated association or other entity, the Subscriber has been duly incorporated or created and is validly subsisting under the laws of its jurisdiction of incorporation or creation;

(d)
if the Subscriber is not an individual, the Subscriber pre-existed the Offering and has a bona fide business other than the investment in the Units and was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) of the definition of "accredited investor" in Schedule "A" hereto;

(e)	this Subscription Agreement has been duly and validly authorized, executed and delivered by, and constitutes a legal, valid, binding and enforceable obligation of, the Subscriber;

(f)
if the Subscriber is acting as agent or trustee for a disclosed principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documents in connection with such subscription on behalf of such disclosed principal, each of whom is purchasing as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Underlying Securities, and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid, binding and enforceable obligation of, such disclosed principal;

(g)
the execution, delivery and performance by the Subscriber of this Subscription Agreement and the completion of the transactions contemplated hereby do not and will not result in a violation of any law, regulation, order or ruling applicable to the Subscriber, and do not and will not constitute a breach of or default under any of the Subscriber's constating documents (if the Subscriber is not an individual) or any agreement to which the Subscriber is a party or by which it is bound;

(h)	the Subscriber confirms that the Subscriber (and, if the Subscriber is not purchasing as principal, each beneficial purchaser for whom the Subscriber is acting):

(i)	has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Units;

(ii)
is capable of assessing the proposed investment in the Units as a result of the Subscriber's own experience or as a result of advice received from a person registered under applicable securities legislation;

(iii)	is aware of the characteristics of the Underlying Securities and the risks relating to an investment therein; and

(iv)	is able to bear the economic risk of loss of its investment in the Underlying Securities;

(i)
the Subscriber understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of investing in the Units;

(j)
the Subscriber acknowledges that no prospectus has been filed by the Corporation with any securities commission or similar regulatory authority in any jurisdiction in connection with the issuance of the Units and the issuance is exempted from the prospectus requirements available under the provisions of applicable securities laws and as a result:

(i)	the Subscriber may be restricted from using some of the civil remedies otherwise available under applicable securities laws;

(ii)	the Subscriber may not receive information that would otherwise be required to be provided to it under applicable securities laws; and

(iii)	the Corporation is relieved from certain obligations that would otherwise apply under applicable securities laws;

Edge Resources Inc.	Page 5 of 11
Subscription Agreement for Units

(k)	the Subscriber confirms that neither the Corporation or any of its representative directors, employees, officers or affiliates, have made any representations (written or oral) to the Subscriber:

(i)	regarding the future value of the Underlying Securities;

(ii)	that any person will resell or repurchase the Underlying Securities; or

(iii)	that any person will refund the purchase price of the Units other than as provided in this Subscription Agreement;

(l)
the Subscriber confirms that it has been advised to consult its own legal and financial advisors  with respect to the suitability of the Units as an investment for the Subscriber, the tax consequences of purchasing and dealing with the Units, and the resale restrictions and "hold periods" to which the Underlying Securities are or may be subject under applicable securities legislation or stock exchange rules, and has not relied upon any statements made by or purporting to have been made on behalf of the Corporation with respect to such suitability, tax consequences, and resale restrictions;

(m)
except for the Subscriber's knowledge regarding its subscription for Units hereunder, the Subscriber has no knowledge of a "material fact" or a "material change" (as those terms are defined in the Securities Act (Alberta)) in the affairs of the Corporation that has not been generally disclosed;

(n)
the Subscriber is resident in the jurisdiction indicated on the face page of this Subscription Agreement as the "Subscriber's Address" and the purchase by and sale to the Subscriber of the Units, and any act, solicitation, conduct or negotiation directly or indirectly in furtherance of such purchase and sale (whether with or with respect to the Subscriber or any beneficial purchaser) has occurred only in such jurisdiction;

(o)
the Subscriber acknowledges that it and/or the Corporation may be required to provide applicable securities regulatory authorities or stock exchanges with information concerning the identities of the beneficial purchasers of the Units and the Subscriber agrees that, notwithstanding that the Subscriber may be purchasing the Units as agent for an undisclosed principal, the Subscriber will provide to the Corporation, on request, particulars as to the identity of such undisclosed principal as may be required by the Corporation in order to comply with the foregoing;

(p)	unless the Subscriber satisfies Section 3(q), the Subscriber satisfies one of subsections (i), (ii), (iii) or (iv) below:

(i)
it is purchasing the Units as principal (or is deemed to be purchasing as principal) for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Underlying Securities, and the Subscriber is an "accredited investor" as defined in National Instrument 45-106 entitled Prospectus and Registration Exemptions ("NI 45-106") (which definition is reproduced in the Exhibit to Schedule "A" attached hereto) and the Subscriber has duly completed, executed and delivered to the Corporation a Representation Letter in the form attached hereto as Schedule "A" indicating that the Subscriber fits within one of the categories of "accredited investor" set forth in such definition; OR

(ii)
except for Subscribers resident in Ontario, it is purchasing the Units as principal (or is deemed to be purchasing as principal) for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Underlying Securities and it is a "family, friend or business associate" of the Corporation; and the Subscriber has duly completed, executed and delivered to the Corporation a Representation Letter in the form attached hereto as Schedule "B" hereto and, if the Subscriber is resident in or otherwise subject to the applicable securities laws of Saskatchewan, the Subscriber has also duly completed and executed two (2) copies of the Representation Letter in the form attached hereto as Schedule "C" hereto (one copy for each of the Corporation and the Subscriber); OR

(iii)
it is purchasing the Units as principal for its own account, not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Underlying Securities, and the aggregate acquisition cost of the Units to it is not less than Cdn. $150,000 and, if the Subscriber is not an individual but is a corporation, syndicate, partnership or other form of unincorporated organization, it was not created or used solely to purchase or hold securities in reliance on this section; OR

Edge Resources Inc.	Page 6 of 11
Subscription Agreement for Units

(iv)
if the Subscriber is not purchasing the Units as a principal (or as a deemed principal pursuant to NI 45-106) under Sections 3(p)(i), (ii) or (iii) hereof, it is duly authorized to enter into this Subscription Agreement and to execute and deliver all documentation in connection with the purchase on behalf of each beneficial purchaser, each of whom is purchasing as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Underlying Securities, it acknowledges that the Corporation is required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Units for whom it may be acting, it and each beneficial purchaser is resident in the jurisdiction set out as the "Subscriber's Address" on the face page hereof, and each beneficial purchaser complies with Sections 3(p)(i), (ii) or (iii) hereof by virtue of its place of residence or by virtue of the securities laws of such place being applicable to the Subscriber; OR

(q)
if the Subscriber does not comply with the criteria set forth in paragraph 3(p) above, (a) the purchase of the Units does not contravene any of the applicable securities laws in the Subscriber's jurisdiction of residence and does not trigger (i) any obligation to prepare and file a prospectus, an offering memorandum or similar document, or any other ongoing reporting requirements with respect to such purchase or otherwise, or (ii) any registration or other obligation on the part of the Corporation; (b) the Subscriber's purchase of Units hereunder would, if completed, be made pursuant to an exemption from the prospectus and registration requirements under applicable securities legislation and the Subscriber will deliver to the Corporation such further particulars of the exemption(s) and evidence of the Subscriber's qualifications thereunder as the Corporation may request; and (c) the Subscriber and the beneficial purchaser comply with the provisions of Section 3(p)(i), 3(p)(ii), 3(p)(iii) or 3(p)(iv) as if they were residents of Alberta;

(r)
the Subscriber understands that it will not resell the Underlying Securities except in accordance with limited exemptions available under applicable securities legislation, regulatory policy and stock exchange rules, and that the Subscriber is solely responsible for (and the Corporation is not in any way responsible for) the Subscriber's compliance with applicable resale restrictions;

(s)
the Subscriber understands that the sale of the Units is conditional upon such sale being exempt from the requirements to file and obtain a receipt for a prospectus, and the requirement to sell securities through a registered dealer, or upon the issuance of such orders, consents or approvals as may be required to enable such sale to be made without complying with such requirements, and that as a consequence of acquiring the Units pursuant to such exemptions, certain protections, rights and remedies provided by applicable securities legislation, including statutory rights of rescission or damages in the event of a misrepresentation may not be available to the Subscriber in connection with the purchase and sale of the Units;

(t)	the Subscriber acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units;

(ii)	there is no government or other insurance covering the Units;

(iii)	there are risks associated with the purchase of the Units;

(iv)
there are restrictions on the Subscriber's ability to resell the Underlying Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Underlying Securities; and

(v)
the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (Alberta) and other applicable securities laws and, as a consequence of acquiring Common Shares pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta) and other applicable securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber;

Edge Resources Inc.	Page 7 of 11
Subscription Agreement for Units

(u)	the Subscriber understands that any certificates representing the Underlying Securities will bear a legend indicating that the resale of such securities is restricted;

(v)
the Subscriber has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, or any other document (other than the annual financial statements, interim financial statements or any other document (excluding offering memoranda, prospectuses or other offering documents) the content of which is prescribed by statute or regulation) describing the business and affairs of the Corporation, which has been prepared for delivery to and review by prospective purchasers in order to assist them in making an investment decision in respect of the purchase of Units pursuant to the Offering;

(w)
the Subscriber has not become aware of any advertisement in printed media of general and regular paid circulation or on radio, television or other form of telecommunication or any other form of advertisement (including electronic display or the Internet) or sales literature with respect to the distribution of the Units;

(x)
the Subscriber is aware that the Underlying Securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or the securities laws of any state and that the Underlying Securities may not be offered or sold, directly or indirectly, in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration and it acknowledges that the Corporation has no present intention of filing a registration statement under the U.S. Securities Act in respect of the Underlying Securities;

(y)
the Subscriber is not a "U.S. person" (as that term is defined by Regulation S under the U.S. Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States) and is not acquiring the Underlying Securities for the account or benefit of a U.S. person or a person in the United States;

(z)
the Units have not been offered to the Subscriber in the United States, and the individuals making the order to purchase the Units and executing and delivering this Subscription Agreement on behalf of the Subscriber were not in the United States when the order was placed and this Subscription Agreement was executed and delivered;

(aa)
the Subscriber undertakes and agrees that it will not offer or sell any of the Underlying Securities in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or an exemption from such registration requirements is available;

(bb)
the Subscriber is not the direct or indirect beneficial owner, and does not exercise control or direction over, securities of the Corporation carrying more than 10% of the voting rights attached to all outstanding voting securities of the Corporation;

(cc)	except as disclosed in writing to the Corporation, the Subscriber does not act jointly or in concert with any other person or company for the purposes of acquiring securities of the Corporation;

(dd)
the Subscriber is not a "control person" of the Corporation, as that term is defined in the Securities Act (Alberta), will not become a "control person" of the Corporation by purchasing the number of Units subscribed for under this Subscription Agreement and does not intend to act jointly or in concert with any other person to form a control group in respect of the Corporation;

(ee)	the Subscriber has not relied upon any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation except as expressly set forth herein;

(ff)
the funds representing the Aggregate Subscription Amount which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) (the "PCMLA") and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to this Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLA. To the best of its knowledge: (i) none of the subscription funds to be provided by the Subscriber: (A) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction; or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and (ii) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith;

Edge Resources Inc.	Page 8 of 11
Subscription Agreement for Units

(gg)
the Subscriber acknowledges that the Corporation may complete additional financings in the future in order to develop the proposed business of the Corporation and to fund its ongoing development. There is no assurance that such financing will be available and if available, on reasonable terms. Any such future financings may have a dilutive effect on current shareholders, including the Subscriber; and

(hh)
the Subscriber acknowledges that an investment in the Units is subject to a number of risk  factors. The Subscriber covenants and agrees to comply with applicable Canadian securities legislation, and any other relevant securities legislation, orders or policies concerning the purchase, holding of, and resale of the Underlying Securities.

4.
Timeliness of Representations, etc. The Subscriber agrees (on its own behalf and, if applicable, on behalf of each person on whose behalf the Subscriber is contracting) that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time (as defined herein), and will survive the completion of the distribution of the Underlying Securities and any subsequent disposition by the Subscriber of any of the Underlying Securities.

5.
Indemnity. The Subscriber acknowledges that the Corporation and its counsel are relying upon the representations, warranties and covenants of the Subscriber set forth herein in determining the eligibility (from a securities law perspective) of the Subscriber (or, if applicable, the eligibility of another on whose behalf the Subscriber is contracting hereunder to subscribe for Units) to purchase Units under the Offering, and hereby agrees to indemnify the Corporation and its directors, officers, employees, advisers, affiliates, shareholders and agents (including their respective legal counsel) against all losses, claims, costs, expenses, damages or liabilities that they may suffer or incur as a result of or in connection with their reliance on such representations, warranties and covenants. The Subscriber undertakes to immediately notify the Corporation's counsel at TingleMerrett LLP, 1250, 639 – 5th Avenue S.W., Calgary, Alberta T2P 0M9, Attention: Scott Reeves of any change in any statement or other information relating to the Subscriber set forth herein that occurs prior to the Closing Time.

6.
Deliveries by Subscriber prior to Closing. The Subscriber agrees to deliver to the Corporation not later than 5:00 p.m. (Calgary time) on the day that is two business days before any Closing Date of which the Subscriber receives notice:

(a)	this duly completed and executed Subscription Agreement;

(b)
a certified cheque or bank draft made payable to "TingleMerrett LLP" in an amount equal to the Aggregate Subscription Amount, or payment of the same amount in such other manner as is acceptable to the Corporation;

(c)	properly completed and duly executed copies of the appropriate investor qualification form(s) as described on page 2 of this Subscription Agreement; and

(d)	such other documents as may be requested by the Corporation as contemplated by this Subscription Agreement.

7.
Partial Acceptance or Rejection of Subscription. The Corporation may, in its absolute discretion, accept or reject the Subscriber's subscription for Units as set forth in this Subscription Agreement, in whole or in part, and the Corporation reserves the right to allot to the Subscriber less than the amount of Units subscribed for under this Subscription Agreement.

Notwithstanding the foregoing, the Subscriber acknowledges and agrees that the acceptance of this Subscription Agreement will be conditional upon among other things, the sale of the Units to the Subscriber being exempt from any prospectus and offering memorandum requirements of applicable securities laws. The Corporation will be deemed to have accepted this Subscription Agreement upon the delivery at Closing of the certificates representing the Common Shares and Warrants comprising the Units to the Subscriber or upon the direction of the Subscriber in accordance with the provisions hereof.

Edge Resources Inc.	Page 9 of 11
Subscription Agreement for Units

If this Subscription Agreement is rejected in whole, any certified cheque(s) or bank draft(s) delivered by the Subscriber to the Corporation on account of the Aggregate Subscription Amount for the Units subscribed for will be promptly returned to the Subscriber without interest. If this Subscription Agreement is accepted only in part, a cheque representing the amount by which the payment delivered by the Subscriber to the Corporation exceeds the subscription price of the number of Units sold to the Subscriber pursuant to a partial acceptance of this Subscription Agreement, will be promptly delivered to the Subscriber without interest.

8.
Time and Place of Closing. The sale of the Units will be completed at the offices of the Corporation, in Calgary, Alberta at 11:00 a.m. (Calgary time) or such other time as the Corporation may determine (the "Closing Time") on the Closing Date. The Corporation reserves the right to close the Offering in multiple tranches, so that one or more closings may occur after the initial closing.

9.	Subject to Regulatory Approval. The obligations of the parties hereunder are subject to all required regulatory approvals being obtained.

10.	Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Subscriber (and acknowledges that the Subscriber is relying thereon) that:

(a)	the Corporation has the full corporate right, power and authority to execute and deliver this Subscription Agreement and to issue the Underlying Securities to the Subscriber;

(b)
the Corporation is duly incorporated and validly subsisting, and is qualified to carry on business in each jurisdiction in respect of which the carrying out of the activities contemplated hereby make such qualification necessary;

(c)	the Corporation has complied or will comply with all applicable corporate and securities laws in connection with the offer and sale of the Units;

(d)
upon acceptance by the Corporation, this Subscription Agreement shall constitute a binding obligation of the Corporation enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally and to the general principles of equity including the fact that specific performance is available only in the discretion of the court; and

(e)
the execution, delivery and performance of this Subscription Agreement by the Corporation and the issue of the Underlying Securities does not and will not constitute a breach of or default under the constating documents of the Corporation, or any law, regulation, order or ruling applicable to the Corporation, or any agreement to which the Corporation is a party or by which it is bound.

11.	No Partnership. Nothing herein shall constitute or be construed to constitute a partnership of any kind whatsoever between the Subscriber and the Corporation.

12.
Governing Law. The contract arising out of acceptance of this Subscription Agreement by the Corporation shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta.

13.	Time of Essence. Time shall be of the essence of this Subscription Agreement.

14.
Entire Agreement. This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof, and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

15.
Facsimile Copies. The Corporation shall be entitled to rely on delivery of a facsimile copy of executed subscriptions, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

16.
Counterpart. This Subscription Agreement may be executed in one or more counterparts each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

17.	Severability. The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

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Subscription Agreement for Units

18.
Survival. The covenants, representations and warranties contained in this Subscription Agreement shall survive the closing of the transactions contemplated hereby, and shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

19.
Interpretation. The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof. In this Subscription Agreement, all references to money amounts are to Canadian dollars.

20.	Amendment. Except as otherwise provided herein, this Subscription Agreement may only be amended by the parties hereto in writing.

21.
Costs. The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Units to the Subscriber shall be borne by the Subscriber.

22.
Withdrawal. The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

23.	Assignment. Neither party may assign all or part of its interest in or to this Subscription Agreement without the consent of the other party in writing.

24.
Language. The Subscriber acknowledges that it has consented to and requested that all documents evidencing or relating in any way to the sale of the Units be drawn up in the English language only. Le souscripteur reconnaît par les présentes avoir consenti et exigé que tous les documents faisant foi ou se rapportant de quelque manière à la vente des bons de souscription spéciaux soient rédigés en anglais seulement.

PRIVACY NOTICE

This Subscription Agreement and the Schedules hereto require the Subscriber to provide certain personal information (respecting the Subscriber and, if applicable, the beneficial purchaser for whom the Subscriber is contracting) to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the eligibility of the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting, to purchase the Units under applicable securities laws, preparing and registering certificates representing the Underlying Securities to be issued hereunder and completing filings required under applicable securities legislation, regulations, rules, policies or orders or by any stock exchange or securities regulatory authority.

In addition, such personal information may be used or disclosed by the Corporation for the purpose of administering the Corporation's relationship with the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting. For example, such personal information may be used by the Corporation to communicate with the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting (such as by providing annual or quarterly reports), to prepare tax filings and forms or to comply with its obligations under taxation, securities and other laws (such as maintaining a list of holders of shares).

Certain securities commissions have been granted the authority to indirectly collect this personal information pursuant to securities legislation and this personal information is also being collected for the purpose of administration and enforcement of securities legislation. If it is a resident of or otherwise subject to applicable securities laws of Ontario, the Subscriber acknowledges that it has been notified by the Corporation (a) of the delivery to the Ontario Securities Commission (the "OSC") of the full name, residential address and telephone number of the Subscriber, the number and type of securities purchased, the total purchase price, the exemption relied upon and the date of distribution; (b) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation; (c) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario; and (d) that the Administrative Assistant to the Director of Corporate Finance can be contacted at Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 or at (416) 593 8086 regarding any questions about the OSC's indirect collection of this information.

In connection with the foregoing, the personal information of the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting, may be disclosed by the Corporation (if applicable) to: (i) any stock exchanges or securities regulatory or taxation authorities; (ii) the Corporation's registrar and transfer agent (if applicable), and (iii) any of the other parties involved in the Offering, including legal counsel, and may be included in record books prepared in respect of the Offering.

Edge Resources Inc.	Page 11 of 11
Subscription Agreement for Units

By executing this Subscription Agreement, the Subscriber (on its own behalf and, if applicable, on behalf of the beneficial purchaser for whom it is contracting) hereby consents to the collection, use and disclosure of such personal information. The Subscriber (on its own behalf and, if applicable, on behalf of the beneficial purchaser for whom it is contracting) also consents to the filing of copies or originals of any of the documents provided to the Corporation by or on behalf of the Subscriber with any securities regulatory authority in relation to the transactions contemplated by this Subscription Agreement.

SCHEDULE "A"

REPRESENTATION LETTER

TO BE COMPLETED BY ACCREDITED INVESTORS

TO: EDGE RESOURCES INC. (the "Corporation")

In connection with the purchase of Units of the Corporation by the undersigned subscriber or, if applicable, the principal on whose behalf is purchasing as agent (the "Subscriber", for the purposes of this Schedule "A"), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.	The Subscriber is resident in the jurisdiction described on the face page of this Subscription Agreement;

2.	The Subscriber is purchasing the Units as principal for its own account;

3.
The Subscriber is an "accredited investor" within the meaning of National Instrument 45-106 on the basis that the undersigned fits within the category of an "accredited investor" reproduced in the Exhibit to this Representation Letter beside which the undersigned has marked his initials; and

4.	Upon execution of this Schedule "A" by the Subscriber, this Schedule "A" shall be incorporated into and form a part of the Subscription Agreement.

Name of Subscriber (please print)

By:
Authorized Signature

Official Title or Capacity (please print)

Name of Signatory (please print name of individual whose signature appears above different than name of Subscriber)

DATED at ________________________ this _______ day of __________, 2011.

IMPORTANT PLEASE COMPLETE THE EXHIBIT TO THIS REPRESENTATION LETTER BY MARKING YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG

EXHIBIT TO SCHEDULE "A"

TO BE COMPLETED BY ACCREDITED INVESTORS

PLEASE MARK YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG

Please complete the Representation Letter to the Corporation by marking your initials beside the category of "accredited investor" to which you belong:

Meaning of "Accredited Investor"

"Accredited investor" is defined in Section 1.1 of National Instrument 45-106 to mean any person who fits within any of the following categories at the time of the sale of securities to that person:

______ (a)	a Canadian financial institution, or a Schedule III Bank;

______ (b)	the Business Development Bank of Canada incorporated under the Business Development Bank Act (Canada);

______ (c)
a subsidiary of any person referred to in paragraphs (a) to (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

______ (d)
a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

______ (e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person referred to in paragraph (d);

______ (f)	the Government of Canada or jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the government of Canada or a jurisdiction of Canada;

______ (g)
a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

______ (h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

______ (i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

______ (j)
an individual who, either alone or jointly with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

______ (k)
an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed of that net income level in the current year;

______ (l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

______ (m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

______ (n)	an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution;

(ii) a person that acquired or acquired securities in the circumstances referred to in sections 2.10 (where the person subscribes for a minimum amount investment), and 2.19 of NI 45-106 (where the person makes an additional investment in investment funds), or;

______ (o)
an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator, or in Québec, the securities regulatory authority, has issued a receipt;

______ (p)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada of a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

______ (q)	a person acting on behalf of a fully managed account managed by that person, if that person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and;

(ii) in Ontario, is purchasing a security that is not a security of an investment fund;

______ (r)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

(t)
a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or;

(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(i) an accredited investor, or;

(ii) an exempt purchaser in Alberta or British Columbia after this Instrument comes into force;

PLEASE MARK YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG

Interpretative Aids

The following definitions relate to certain of the categories of National Instrument 45-106 set forth above:

(a)	"Canadian financial institution" means:

(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)
a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)	"Canadian securities regulatory authorities" means the securities commissions and similar regulatory authorities of each of the provinces or territories of Canada;

(c)	"eligibility adviser" means:

(i)
a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed; and

(ii)
in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons; and

(B)
have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(d)
"EVCC" means an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments;

(e)	"financial assets" means:

(i)	cash;

(ii)	securities; or

(iii)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(f)	"foreign jurisdiction" means a country other than Canada or a political subdivision of a country other than Canada;

(g)
"fully managed account" means an account for which a person or company makes the investment decisions if that person or company has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(h)	"investment fund" means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an EVCC and a VCC;

(i)	"jurisdiction" means a province or territory of Canada;

(j)	"person" includes:

(i)	an individual,

(ii)	a corporation,

(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(k)	"related liabilities" means

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

(ii)	liabilities that are secured by financial assets;

(l)	"securities legislation" means, for the local jurisdiction, the statute and other instruments issued by the securities regulator authority of the local jurisdiction;

(m)	"subsidiary" means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary; and

(n)
"VCC" means a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c. 429 whose business objective is making multiple investments.

All monetary references are in Canadian dollars.

SCHEDULE "B"

REPRESENTATION LETTER

TO BE COMPLETED BY SUBSCRIBERS WHO ARE FAMILY, FRIENDS AND BUSINESS ASSOCIATES (EXCEPT FOR RESIDENTS OF ONTARIO)

TO: EDGE RESOURCES INC. (the "Corporation")

In connection with the purchase of Units of the Corporation by the undersigned subscriber or, if applicable, the principal on whose behalf is purchasing as agent (the "Subscriber", for the purposes of this Schedule "B"), the Subscriber hereby represents, warrants, covenants and certifies to the Corporation that:

1.	The Subscriber is resident in the jurisdiction described on the face page of this Subscription Agreement;

2.	The Subscriber is purchasing the Units as principal for its own account; and

3.	Upon execution of this Schedule "B" by the Subscriber, this Schedule "B" shall be incorporated into and form a part of the Subscription Agreement. The Subscriber is:

☐	(a) a director, executive officer or control person of the Corporation or an affiliate of the Corporation;

☐	(b) a spouse, parent, grandparent, brother, sister or child of a director, executive officer or control person of the Corporation, or affiliate of the Corporation;

☐	(c) a parent, grandparent, brother, sister or child of the spouse of a director, executive officer or control person of the Corporation, or affiliate of the Corporation;

☐	(d) a close personal friend of director, executive officer or control person of the Corporation, or affiliate of the Corporation;

☐	(e) a close business associate of director, executive officer or control person of the Corporation, or affiliate of the Corporation;

☐	(f) a founder of the Corporation or a spouse, parent, grandparent, brother, sister, child close personal friend or close business associate of a founder of the Corporation;

☐	(g) a parent, grandparent, brother, sister or child of the spouse of a founder of the Corporation;

☐	(h) a person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described in paragraphs (a) to (g); or

☐	(i) a trust or estate of which all of the beneficiaries or a majority of the trustees or executors are persons described in paragraphs (a) to (g).

PLEASE MARK YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG

Please briefly describe the nature of the relationship:

Interpretive Aids

"consultant" means, for an issuer, a person, other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that

(a)	is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution,

(b)	provides the services under a written contract with the issuer or a related entity of the issuer, and

(c)	spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer and includes, for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner.

"director" means,

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company.

"executive officer" means, for the Corporation, an individual who is:

(a)	a chair, vice-chair or president;

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,

(c)	an officer of the Corporation or any of its subsidiaries and who performs a policy-making function in respect of the Corporation, or

(d)	performing a policy-making function in respect of the Corporation.

"Close Personal Friend" is an individual who has known the director, senior officer, founder or control person well enough and for a sufficient period of time to be in a position to assess the capabilities and trustworthiness of the director, senior officer, founder or control person. The term "close personal friend" can include family members not already listed in the exemption if the family member is in a position to assess the capabilities and trustworthiness of the director, senior officer, founder or control person.

An individual is not a close personal friend solely because the individual is a relative or a member of the same organization, association or religious group.

An individual is not a close personal friend solely because the individual is a client, customer or former client or customer. For example, an individual is not a close personal friend of a registrant or former registrant simply because the individual is a client or former client of that registrant or former registrant.

The relationship between the purchaser and director, senior officer, founder or control person must be direct. For example, the exemption is not available for a close personal friend of a close personal friend of the director, senior officer, founder or control person.

"Close Business Associate" is an individual who has had sufficient prior business dealings with the director, senior officer, founder or control person to be in a position to assess the capabilities and trustworthiness of the director, senior officer, founder or control person.

A casual business associate or a person introduced or solicited for the purpose of purchasing securities is not a close business associate.

An individual is not a close business associate solely because the individual is a client, customer or former client or customer. For example, an individual is not a close business associate of a registrant or former registrant solely because the individual is a client or former client of that registrant or former registrant.

The relationship between the purchaser and director, senior officer, founder or control person must be direct. For example, the exemption is not available for a close business associate of a close business associate of a director, senior officer, founder or control person.

"Control Person" means any person that holds or is one of a combination of persons that holds:

(a)	a sufficient number of any of the securities of the Corporation so as to affect materially the control of the Corporation;

(b)	more than 20% of the voting shares of the Corporation except where there is evidence showing the holding of the shares does not affect materially the control of the Corporation.

"Founder" means a person or company who,

(a)
acting alone, in conjunction or in concert with one or more other persons or companies, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the Corporation, and

(b)	at the time of the proposed trade, is actively involved in the business of the Corporation.

Name of Subscriber (please print)

By:
Authorized Signature

Official Title or Capacity (please print)

Name of Signatory (please print name of individual whose signature appears above different than name of Subscriber)

DATED at ___________________ this _______ day of ______, 2011.

REPRESENTATION LETTER

Form 45-106F5

WARNING

Risk Acknowledgement
Saskatchewan Close Personal Friends and Close Business Associates

I acknowledge that this is a risky investment:

•	I am investing entirely at my own risk.

•	No securities commission has evaluated or endorsed the merits of these securities.

•	The person selling me these securities is not registered with a securities regulatory authority and has no duty to tell me whether this investment is suitable for me.

•	I will not be able to sell these securities except in very limited circumstances. I may never be able to sell these securities.

•	I could lose all the money I invest.

•	I do not have a 2-day right to cancel my purchase of these securities or the statutory rights of action for misrepresentation I would have if I were purchasing the securities under a prospectus.

I am investing $ ____________ [total consideration] in total; this includes any amount I am obliged to pay in future.

I am a close personal friend or close business associate of_____________ [state name], who is a [state title – founder, director, executive officer or control person] of Edge Resources Inc.

I acknowledge that I am purchasing based on my close relationship with _____________ [state name of founder, director, executive officer or control person] whom I know well enough and for a sufficient period of time to be able to assess her/his capabilities and trustworthiness.

I acknowledge that this is a risky investment and that I could lose all the money I invest.

Date	Signature of Purchaser

Print name of Purchaser

Sign 2 copies of this document. Keep one copy for your records.

C-1

You are buying Exempt Market Securities
They are called exempt market securities because two parts of securities law do not apply to them. If an issuer wants to sell exempt market securities to you:

•	the issuer does not have to give you a prospectus (a document that describes the investment in detail and gives you some legal protections), and
•	the securities do not have to be sold by an investment dealer registered with a securities commission.

There are restrictions on your ability to resell exempt market securities. Exempt market securities are more risky than other securities.

You may not receive any written information about the issuer or its business
If you have any questions about the issuer or its business, ask for written clarification before you purchase the securities. You should consult your own professional advisers before investing in the securities.

You will not receive advice
Unless you consult your own professional advisers, you will not get professional advice about whether the investment is suitable for you.

For more information on the exempt market, refer to the Saskatchewan Financial Services Commission’s website at http://www.sfsc.gov.sk.ca.

C-2

FOR COMPLETION BY ALL SUBSCRIBERS

INFORMATION REGARDING THE SUBSCRIBER

Please check the appropriate box (and complete the required information, if applicable) in each section:

1.
Security Holdings. The Subscriber and all persons acting jointly and in concert with the Subscriber own, directly or indirectly, or exercises control or direction over (provide additional detail as applicable):

☐
________________________common shares of Edge Resources Inc. (the "Corporation") and/or the following other kinds of shares and convertible securities (including but not limited to convertible debt, warrants and options) entitling the Subscriber to acquire additional common shares or other kinds of shares of the Corporation:

☐	No shares of the Corporation or securities convertible into shares of the Corporation.

2.	Insider Status. The Subscriber either:

☐	Is an "Insider" of the Corporation as defined in the Policies of the TSX Venture Exchange (the "Exchange"), by virtue of being:

(a)	a director or senior officer of the Corporation;

(b)	a director or senior officer of a company that is an Insider or subsidiary of the Corporation;

(c)
a person that beneficially owns or controls, directly or indirectly, voting shares of the Corporation carrying more than 10% of the voting rights attached to all the Issuer's outstanding voting shares;

(d)	the Corporation itself if it holds any of its own securities.

☐	Is not an Insider of the Corporation.

3. Pro Group Status. The Subscriber either:

☐	Is a Member of the "Pro Group", which is defined in the Rules of the Exchange as either individually or as a group:

1.	the member (i.e. a member of the Exchange under the Exchange requirements);

2.	employees of the member;

3.	partners, officers and directors of the member;

4.	affiliates of the member; and

5.	associates of any parties referred to in subparagraphs 1 through 5;

D-1

☐	Is not a member of the Pro Group.

4.	Corporate Status. If the Subscriber is a corporation or a portfolio manager (mark one)

(a)	☐	the Subscriber confirms that the Subscriber has filed a Form 4C Corporate Placee Registration Form with the Exchange and the information contained in such form is accurate as at the date hereof; or

(b)	☐
the Subscriber has read and duly completed the Form 4C Corporate Placee Registration Form, a copy of which follows this form and is marked as Schedule "C", required by the Exchange and authorizes the Corporation to file the certification with Exchange.

Dated at _________________________, this ____ day of _____________________________, 2011.

(Name of Subscriber – please print)

(Telephone Number of Subscriber)

(e-mail address)

(Signature of Subscriber or Authorized Signatory, as applicable)

(If applicable, print name of Authorized Signatory and Office)

D-2

FORM 4C

CORPORATE PLACEE REGISTRATION FORM

This Form will remain on file with the Exchange and must be completed if required under section 4(b) of Part II of Form 4B. The corporation, trust, portfolio manager or other entity (the "Placee") need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed Issuers. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

(a)	Name: ___________________________________________________________________________

(b)	Complete Address: ________________________________________________________________

(c)	Jurisdiction of Incorporation or Creation: ________________________________________________

2.	(a)	Is the Placee purchasing securities as a portfolio manager: (Yes/No)? _________

(b)	Is the Placee carrying on business as a portfolio manager outside of Canada: (Yes/No)? ________

3.	If the answer to 2(b) above was "Yes", the undersigned certifies that:

(a)
it is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client's express consent to a transaction;

(b)
it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a "portfolio manager" business) in _____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)
it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing.

4.	If the answer to 2(a). above was "No", please provide the names and addresses of Control Persons of the Placee:

Name *	City	Province or State	Country

* If the Control Person is not an individual, provide the name of the individual that makes the investment decisions on behalf of the Control Person.

5.	Acknowledgement - Personal Information and Securities Laws

(a)	"Personal Information" means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(i)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(ii)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

(b)	The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions.

Dated and certified (if applicable), acknowledged and agreed, at ____________________________ on ________________________ , 2011.

(Name of Purchaser – please print)

(Authorized Signature)

(Official Capacity - please print)

(Please print name of individual whose signature appears above)

THIS IS NOT A PUBLIC DOCUMENT